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                                                                   EXHIBIT 10.36






                      AMERICAN MEDICAL INTERNATIONAL, INC.

                           DIRECTORS' RETIREMENT PLAN

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Article I      Title, Purpose and Definitions. . . . . . . . . . . . . . .    1

     1.1       Title . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2       Purpose . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.3       Definitions . . . . . . . . . . . . . . . . . . . . . . . .    2

Article II     Participation . . . . . . . . . . . . . . . . . . . . . . .    4

     2.1       Eligibility Requirements. . . . . . . . . . . . . . . . . .    4

Article III    Payment of Benefits . . . . . . . . . . . . . . . . . . . .    4

     3.1       Payment . . . . . . . . . . . . . . . . . . . . . . . . . .    4

Article IV     Retirement Benefits . . . . . . . . . . . . . . . . . . . .    5

     4.1       Retirement Benefits . . . . . . . . . . . . . . . . . . . .    5
     4.2       Death . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     4.3       Performance of Services after Retirement. . . . . . . . . .    6

Article V      Committee . . . . . . . . . . . . . . . . . . . . . . . . .    6

     5.1       Members . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     5.2       Information . . . . . . . . . . . . . . . . . . . . . . . .    6
     5.3       Manner of Administering . . . . . . . . . . . . . . . . . .    7

Article VI     Amendments and Termination. . . . . . . . . . . . . . . . .    7

     6.1       Amendments. . . . . . . . . . . . . . . . . . . . . . . . .    7
     6.2       Amendment Limitation. . . . . . . . . . . . . . . . . . . .    7
     6.3       Termination of Plan . . . . . . . . . . . . . . . . . . . .    8

Article VII    Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .    8

     7.1       Nonassignability. . . . . . . . . . . . . . . . . . . . . .    8
     7.2       Limitation on Participants Rights . . . . . . . . . . . . .    9
     7.3       Participants Bound. . . . . . . . . . . . . . . . . . . . .    9
     7.4       Receipt and Release . . . . . . . . . . . . . . . . . . . .    9
     7.5       California Law Governs. . . . . . . . . . . . . . . . . . .    9
     7.6       Headings and Subheadings. . . . . . . . . . . . . . . . . .   10
     7.7       Gender. . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     7.8       Successor and Assigns . . . . . . . . . . . . . . . . . . .   10
     7.9       No Offset of Benefits . . . . . . . . . . . . . . . . . . .   10

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                      AMERICAN MEDICAL INTERNATIONAL, INC.

                           DIRECTORS' RETIREMENT PLAN


     On August 15, 1980, the Board of Directors of American Medical International, Inc. ("AMI") adopted a retirement plan for the independent directors of AMI. This document sets forth the terms of that plan and is effective as of the date set forth above.


                                    ARTICLE I

                         TITLE, PURPOSE AND DEFINITIONS


1.1  -    TITLE.

          This Plan shall be known as the "American Medical International, Inc. Directors' Retirement Plan."

1.2  -    PURPOSE.

          The purpose of this Plan is to provide retirement benefits to the independent Directors of American Medical International, Inc. in order to provide the kind of benefits necessary to attract and retain directors of outstanding merit and ability to oversee the conduct of AMI's business.

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1.3  -    DEFINITIONS.

          Whenever the following terms are used in this Plan with the first letter capitalized, they shall have the meanings specified below.

          "Annual Retainer" shall mean the base annual retainer paid by the Company to active Independent Directors, as adjusted from time to time.

          "Board of Directors" means the Board of Directors of the Company.

          "Committee" means the Management Continuity and Compensation Committee of the Board of Directors.

          "Company" means American Medical International, Inc. or any successor corporation resulting from a merger, consolidation, or transfer of assets substantially as a whole.

          "Director" means a member of the Board of Directors of the Company.

          "Employee-Director" means a member of the Board of Directors who is also an employee of the Company.


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          "Independent Director" means each member of the Board of Directors who is not an employee of the Company.

          "Participant" means any Independent Director who is or becomes eligible for participation in this Plan by serving the minimum number of years required to receive benefits.

          "Plan" means the American Medical International, Inc. Directors' Retirement Plan as set forth herein and as amended from time to time.

          "Plan Year" means the twelve-month period beginning on September 1 each year and ending on the following August 31.

          "Years of Service" means each 12 consecutive month period, commencing on the date an individual becomes a Director and on each anniversary thereof and continuing until the individual ceases to be a director. If a former Director is reelected or reappointed as a Director, service during both periods of service as a Director shall be aggregated. Any period of disability of up to 180 days or any partial year of service of not less than 180 days shall be included as a full year in determining Years of Service.

          Any word, phrase or term used herein and not defined shall have the meaning commonly recognized for such words, phrases or terms when used in retirement benefit plans.


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                                   ARTICLE II

                                  PARTICIPATION


2.1  -    ELIGIBILITY REQUIREMENTS.

          Each Independent Director shall become a Participant upon completing five Years of Service. Each Employee Director shall become a Participant upon completing 10 years of service. In the event an Employee Director becomes an Independent Director, he must complete 10 total years of service to become a Participant.


                                   ARTICLE III

                               PAYMENT OF BENEFITS


3.1  -    PAYMENT.

          Benefits under this Plan shall constitute unfunded general obligations of AMI. To the extent that any person acquires a right to receive payments from AMI under this Plan, such right shall be no greater than that of any unsecured general creditor of AMI.


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                                   ARTICLE IV

                               RETIREMENT BENEFITS


4.1  -    RETIREMENT BENEFIT.

          The amount of the monthly retirement benefit payable to a Participant will be equal to one-twelfth of the Annual Retainer in effect at the time of each payment, but in no event less than one-twelfth of the Annual Retainer in effect at the time the Participant (i) became a member of the Board of Directors or (ii) ceases to be a Director, whichever is greater. Such amounts shall be payable beginning on the first day of the month coinciding with or next following the later of his retirement from the Board of Directors or his 65th birthday and continuing for a period equal to the greater of 10 years or the number of the Participant's Years of Service; provided, however, that all payments shall cease with the payment for the month in which the Participant's death occurs.

4.2  -    DEATH.

          In the event that a Participant dies prior to retirement from the Board of Directors or prior to age 65, no benefit shall be payable under this Plan as a result of his prior participation in the Plan.


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4.3  -    PERFORMANCE OF SERVICES AFTER RETIREMENT.

          A retired Independent Director receiving benefits under this Plan shall hold himself available to render reasonable services to the Board or to its various committees at the request of the Board.


                                    ARTICLE V

                                    COMMITTEE


5.1  -    MEMBERS.

          The Committee shall be appointed by, and shall serve at the pleasure of, the Board of Directors. The Committee may delegate to agents such duties as it deems appropriate and to the extent such duties have been delegated, such agents shall be exclusively responsible for the discharge of such duties.

5.2  -    INFORMATION.

          To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to Participants' Years of Service, retirement, and death and such other pertinent facts as the Committee may require.


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5.3  -    MANNER OF ADMINISTERING.

          The Committee shall interpret the provisions of this Plan and shall administer such provisions in a uniform and nondiscriminatory manner.


                                   ARTICLE VI

                           AMENDMENTS AND TERMINATION


6.1  -    AMENDMENTS.

          Except as provided in paragraph 6.2 hereof, the Company shall have the right to amend this Plan from time to time by resolution of the Board of Directors and to amend or cancel any amendments. Such amendment shall be stated in an instrument in writing, executed by the Company in the same manner as this Plan.

6.2  -    AMENDMENT LIMITATION.

          Notwithstanding any provision to the contrary contained in paragraph
6.1 above, the Plan may not be amended to (i) reduce the payment to which a Director is entitled to receive upon retirement or (ii) increase the number of Years of Service required before a Director becomes a Participant. The prohibition contained in this paragraph 6.2 shall apply to Directors whether or not they have completed the requisite number of Years of Service required to


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receive payments pursuant to the Plan at the time such amendments are made.

6.3  -    TERMINATION OF PLAN.

          The Company reserves the right to terminate this Plan at any time; provided, however, no such termination shall reduce benefits in any manner to any Participant or to any Director serving on the Board of Directors at the time of such termination, regardless of the number of Years of Service completed by the Director at the time of such termination.


                                   ARTICLE VII

                                  MISCELLANEOUS


7.1  -    NONASSIGNABILITY.

          None of the benefits, payments, proceeds or claims of any Participant shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any Participant have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this agreement.


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7.2  -    LIMITATION ON PARTICIPANTS' RIGHTS.

          Participation in this Plan shall not give any Director any right or interest in the Plan other than as herein provided.

7.3  -    PARTICIPANTS BOUND.

          Any action with respect to this Plan taken by the Committee or by the Company, or any action authorized by or taken at the direction of the Committee or the Company, shall be conclusive upon all Participants entitled to benefits under the Plan.

7.4  -    RECEIPT AND RELEASE.

          In the event a Participant or surviving spouse is adjudicated incompetent by a court having jurisdiction to make such determination, payments which become due, in accordance with this Plan, shall be made to the appointed guardian or conservator of such Participant or beneficiary. Any such payments shall be a complete discharge of the liabilities of AMI under the Plan.

7.5  -    CALIFORNIA LAW GOVERNS.

          This Plan shall be construed, administered, and governed in all respects under and by the laws of the State of California. If any provision shall be held by a court of competent jurisdiction to be


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invalid or unenforceable, the remaining provisions thereof shall continue to be fully effective.

7.6  -    HEADINGS AND SUBHEADINGS.

          Headings and subheadings in this agreement are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

7.7  -    GENDER.

          The masculine gender as used herein includes the feminine and neuter genders.

7.8  -    SUCCESSOR AND ASSIGNS.

          This agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns.

7.9  -    NO OFFSET OF BENEFITS.

          The benefits under this Plan are payable in addition to benefits under other Company retirement plans and shall not reduce


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any benefit under any other Company retirement plan, including without limitation the Supplemental Executive Retirement Plan.

          IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officers and the corporate seal to be hereunto affixed this 28th day of February, 1989.


                                   AMERICAN MEDICAL INTERNATIONAL, INC.


                                   By:  /s/ Richard A. Gilleland
                                      -----------------------------------------
                                         Richard A. Gilleland, Chairman and
                                               Chief Executive Officer


                                   By:  /s/ James B. Jacobson
                                      -----------------------------------------
                                             James B. Jacobson, Chairman,
                                             Management Compensation and
                                                Continuity Committee





[SEAL]


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